SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2007

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchane Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release dated March 22, 2007

Item 8.01 Other Events

        On March 22, 2007, Nevada Power Company (NPC), a subsidiary of Sierra Pacific Resources (SRP), announced that the Public Utility Commission of Nevada (PUCN) approved two settlement agreements between NPC, the PUCN staff, the Nevada Attorney General’s Bureau of Consumer Protection and other parties.

        The agreements allow NPC to collect over a three year period approximately $83 million in costs incurred to resolve claims associated with terminated power contracts emanating from the western energy crisis, and to recover over a 10 year period $180 million and certain carrying charges related to a previous regulatory disallowance.

        A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 - Press Release dated March 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: March 23, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)

Date: March 23, 2007	By:	/s/ John E. Brown
John E. Brown
Controller